Exhibit 99.12

E. I. DU PONT DE NEMOURS AND COMPANY

ATTN: STOCKHOLDER RELATIONS

974 CENTRE ROAD

WILMINGTON, DE 19805

How to Vote

Please Choose One of the Following Voting Methods

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse).

AN ADMISSION TICKET IS REQUIRED TO ATTEND THE SPECIAL STOCKHOLDER MEETING. SEE REVERSE SIDE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11719-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED.	DETACH AND RETURN THIS PORTION ONLY

E. I. DU PONT DE NEMOURS AND COMPANY

A	The Board of Directors recommends that you vote FOR Proposals 1-3.	For	Against	Abstain

1.	Adoption of Merger Agreement. To consider and vote on a proposal (the “DuPont merger proposal”) to adopt the Agreement and Plan of Merger, dated as of December 11, 2015 (as it may be amended from time to time, the “merger agreement”), by and among Diamond-Orion HoldCo, Inc., a Delaware corporation, (n/k/a DowDuPont Inc.), E. I. du Pont de Nemours and Company, a Delaware corporation (“DuPont”), Diamond Merger Sub, Inc., a Delaware corporation, Orion Merger Sub, Inc., a Delaware corporation and The Dow Chemical Company, a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;	☐	☐	☐

2.

Adjournment of Special Meeting. To consider and vote on a proposal to adjourn the DuPont special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the DuPont merger proposal (the “DuPont adjournment proposal”); and

		☐	☐	☐

3.	Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote on a non-binding, advisory proposal to approve the compensation that may be paid or become payable to DuPont’s named executive officers in connection with the transaction (the “DuPont compensation proposal”).	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

B	Authorized Signatures—This section must be completed for your vote to be counted. Sign and Date Below:

Please sign this Proxy Card exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Proxy Statement is available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

Please check the meeting materials for any special requirements for meeting attendance.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼    DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

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E11720-TBD

E. I. DU PONT DE NEMOURS AND COMPANY

Special Meeting of Stockholders

TBD

TBD

TBD

TBD

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints E. D. Breen and E. I. du Pont or either of them, each with full power of substitution and resubstitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on TBD, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

As described on TBD of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by the cut-off date.

A trustee for an employee savings plan may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in certain employee savings plans is TBD. The cut-off date for all other shares is TBD.

On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors.

When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side